                                                                   EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT
                              --------------------


                  THIS AGREEMENT is made as of May 28, 1999, between LISN, Inc., an Ohio corporation (the "Company"), and Donald J. Vanke ("Executive").

                  The execution and delivery of this Agreement by the Company and Executive are mutual conditions to the recapitalization of the Company and its affiliates pursuant to a Recapitalization Agreement of even date herewith between the Company, LISN Holdings, Inc., Arion, Inc., Willis Stein & Partners II, L.P., Willis Stein & Partners Dutch, L.P., Executive, Donald L. Sanneman, James S. Hivnor, the Donald J. Vanke Revocable Electing Small Business Trust (dated December 25, 1998) and the James S. Hivnor Revocable Electing Small Business Trust (dated December 25, 1998) (the "Recapitalization Agreement").

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Paragraph 5 hereof (the "Employment Period").

                  2. Position and Duties.

                  (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, and shall report to and take direction from the Company's board of directors (the "Board").

                  (b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the Company and its Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. This Paragraph 2(b) shall not preclude Executive, outside normal business hours, from engaging in appropriate civic, charitable and like activities and from managing his personal investment portfolio and, subject to Board approval, engaging in other business ventures unrelated to the business of the Company. Executive shall perform his duties in the Cleveland/Lorain, Ohio area unless he otherwise consents in writing, and any requirement by the Company to relocate the Company's executive offices outside the Cleveland/Lorain, Ohio area shall entitle Executive, at his sole option and upon not less than thirty (30) days notice to the Company, to terminate the Employment Period for Good Reason pursuant to Paragraph 5(b), whereupon he shall be entitled to



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receive the same compensation as if the Company had terminated the Employment
Period without Cause.

                  (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

                  3. Compensation and Benefits.

                  (a) During the Employment Period, Executive's base salary shall be $300,000 per annum or such increased rate as the Board may designate from time to time (the "Base Salary"), which salary shall be reviewed at least annually and be payable in weekly installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible.

                  (b) In addition to the Base Salary, the Board shall award a bonus to Executive equal to 100% of Executive's Base Salary following the end of each fiscal year during the Employment Period based upon: (i) for the fiscal year ending December 31, 1999, the achievement by the Company of EBITDA of at least $25,600,000 for the fiscal year ending December 31, 1999 and (ii) for fiscal years ending after December 31, 1999, the achievement by the Company of EBITDA targets mutually agreed to by the Board and Executive prior to the start of such fiscal year. Payments under this Paragraph 3(b) shall be made within 14 days after the receipt of the Company's audited annual financial statements from the Company's accountants for the applicable year. For purposes of this Agreement, "EBITDA" with respect to the Company and its Subsidiaries shall mean for any period (A) net income for such period (before determination of such bonus), plus (B) interest expense for such period, plus (C) depreciation and amortization expense for such period, plus (D) tax expense in respect of the income taken into account in the foregoing clause (A), plus (or minus) (E) extraordinary losses (or gains) incurred in such period; provided that EBITDA shall not take into account any of the foregoing items attributable to businesses acquired by the Company or its Subsidiaries after the date hereof (whether by purchase of assets or stock, merger, consolidation or similar transaction).

                  (c) In addition to the compensation and benefits described elsewhere in this Agreement, Executive may, at the sole discretion of the Board (or any committee thereof), be entitled to receive such bonus or bonuses in such amounts as may be determined by the Board (or any committee thereof) in its sole discretion.

                  (d) In addition to the Base Salary, reimbursement of expenses and any bonuses payable to Executive pursuant to this Paragraph, Executive shall be entitled to the following benefits during the Employment Period, unless otherwise modified by the Board (provided that any such

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modification does not materially alter Executive's compensation and benefits package taken as a whole):

                    (i) hospitalization insurance, medical insurance and disability insurance of such coverage as reasonably determined by the Board (but in no event less than the coverage provided to other management employees of the Company) and reimbursement (up to a maximum of $10,000 per year) for medical and dental expenses incurred by Executive and his spouse and dependants and not otherwise covered by such insurance;

                   (ii) term life insurance in a principal amount equal to Executive's Base Salary;

                  (iii) reimbursement (up to a maximum of $10,000 per year) for the cost of an annual physical examination by a physician of Executive's choice, subject to the Company's requirements with respect to reporting and documentation of such expenses;

                   (iv) a maximum of six weeks vacation each year with full salary and benefits which vacation if not taken in any one year may not be carried forward into subsequent years;

                    (v) reimbursement for all reasonable expenses incurred by Executive in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses;

                   (vi) reimbursement (up to a maximum of $10,000 per year) for personal legal expenses incurred by Executive, subject to the Company's requirements with respect to reporting and documentation of such expenses;

                  (vii) reimbursement (up to a maximum of $3,000 per year) for personal accounting expenses incurred by Executive, subject to the Company's requirements with respect to reporting and documentation of such expenses;

                 (viii) reimbursement of reasonable moving and relocation expenses if Executive is required to relocate by the Board and Executive consents to such relocation, subject to the Company's requirements with respect to reporting and documentation of such expenses; and

                   (ix) use of an automobile owned or leased by the Company comparable to the automobile used by Executive as of the date of this Agreement together with payment of all reasonable expenses incurred in its operation, subject to the Company's requirements with respect to reporting and documentation of such expenses and subject to reimbursement by Executive (through payroll deduction) of Company for personal use of such vehicle at the rate of $200 per month.


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                    (e) All amounts payable to Executive as compensation
hereunder shall be subject to customary withholding by the Company.

                  4. Board Membership. With respect to all regular elections of directors during the Employment Period, the Company shall nominate, and use its reasonable best efforts to cause the election of, Executive to serve as a member of the Board. Executive shall have all of the duties and responsibilities as are commensurate with the position of director of the Company and shall be entitled to reimbursement of all travel and related expenses incurred by Executive in attending any Board meetings outside the Cleveland/Lorain, Ohio area. Upon the termination of the Employment Period, Executive shall resign as a director of the Company and its Subsidiaries, as the case may be.

                  5. Term.

                  (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on May 27, 2001; provided that (i) the Employment Period shall terminate prior to such date immediately upon Executive's death or permanent mental or physical disability or incapacity (as determined by the Board in its good faith judgment), (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause and (iii) the Employment Period may be terminated by Executive at any time prior to such date with or without Good Reason. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive.

                  (b) If the Employment Period is terminated by the Company without Cause or by Executive for Good Reason prior to the second anniversary of the date of this Agreement, Executive shall be entitled to continue to receive his Base Salary payable in regular installments and all bonuses earned under Paragraph 3(b) (the "Severance Payments") from the date of termination through the longer of six months from the date of termination and the second anniversary of this Agreement (the "Severance Period"). Notwithstanding anything herein to the contrary, Executive shall be entitled to the compensation provided by this Paragraph 5(b) if and only if Executive has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit A (the "General Release") attached hereto and only so long as Executive has not breached the provisions of Paragraphs 6, 7 and 8 hereof.

                  (c) If the Employment Period is terminated by the Company for Cause, by Executive without Good Reason or is terminated pursuant to Paragraph 5(a)(i) above or expires and is not renewed hereunder, Executive shall only be entitled to receive his Base Salary and any accrued vacation through the date of termination or expiration.

                  (d) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration; provided that following the termination of Executive's employment with the Company

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by the Company without Cause or by Executive for Good Reason, Executive shall have the health care coverage in the Company's then existing group medical insurance plan Executive would be entitled to under COBRA for a period required under applicable law or, if less, the end of the Severance Period, at the Company's sole cost.

                  (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries (as determined by a two-thirds vote of the disinterested members of the Board in good faith), (ii) chronic drug or alcohol abuse or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board which is not cured to the Board's reasonable satisfaction within 15 days after written notice thereof to Executive, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or
(v) any other material breach of this Agreement which is not cured to the Board's reasonable satisfaction within 15 days after written notice thereof to Executive.

                  (f) For purposes of this Agreement, "Good Reason" shall mean
(i) the relocation of the Company's executive offices outside the Cleveland/Lorain, Ohio area or (ii) the Company's material breach of Paragraphs 3 or 4 of this Agreement.

                  6. Confidential Information. Executive acknowledges that the information, observations and data (including trade secrets) obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company and its Subsidiaries ("Confidential Information") are the property of the Company and its Subsidiaries. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions or as requested or required by law or court order (provided that Executive shall notify the Company promptly of such request or requirement so that the Company may seek an appropriate protective order). Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its Subsidiaries which he may then possess or have under his control.

                  7. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company and its Subsidiaries. Executive shall

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promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  8. Non-Compete, Non-Solicitation.

                  (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he has and shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination or expiration of the Employment Period, within any geographical area in which the Company or its Subsidiaries engage or plan to engage at any time during the Employment Period in such businesses, so long as the Company makes the Severance Payments in accordance with Paragraph 5(b). Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any statement which is intended or reasonably calculated to disparage or discredit the Company or its Subsidiaries).

                  (c) If, at the time of enforcement of this Paragraph 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this Paragraph 8 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.


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                  (d) In the event of the breach or a threatened breach by
Executive of any of the provisions of this Paragraph 8, the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of this Paragraph 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

                  9. Representations. Each of Executive and the Company hereby represents and warrants to the other that (i) the execution, delivery and performance of this Agreement by such party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which such party is a party or by which he or it is bound, and (ii) upon the execution and delivery of this Agreement by each of Executive and the Company, this Agreement shall be the valid and binding obligation of such party, enforceable in accordance with its terms. Executive further represents and warrants to the Company that he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

                  10. Survival. Paragraphs 6 through 20 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

                  11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:

                  Donald J. Vanke
                  13792 Peppercreek Drive
                  Strongsville, Ohio  44136

                  Notices to the Company:

                  LISN, Inc.
                  c/o Willis Stein & Partners
                  227 West Monroe, Suite 4300
                  Chicago, Illinois  60606
                  Attn:  Robert C. Froetscher




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



                  With a copy to:

                  LISN, Inc.
                  1240 Park Avenue
                  Amherst, OH  44001
                  Attn:  President

                  and

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attn:  John A. Weissenbach

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

                  12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Employment and Trade Secrets Agreement, dated June 23, 1998, by and between the Company and Executive and the Non-Competition and Non-Disclosure Agreement, dated September 2, 1997, by and between Arion, Inc.
and Executive, as amended).

                  14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


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



                  16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

                  17. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF OHIO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO.

                  18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                  19. Indemnification. Company hereby agrees to indemnify and hold Executive harmless to the maximum extent permitted by law as designated in the Company's Regulations, which provision shall not be amended during the Employment Period without Executive's prior written consent.

                  20. Arbitration. Except with respect to disputes or claims under Paragraphs 6, 7 and 8 hereof (for which each party shall bear the cost of his or its own attorney's fees and expenses), each party hereto agrees that the arbitration procedure set forth in Exhibit B hereto shall be the sole and exclusive method for resolving any claim or dispute ("Claim") arising out of or relating to the rights and obligations acknowledged and agreed to in this Agreement, whether such Claim arose or the facts on which such Claim is based occurred prior to or after the effective date of adoption of this Agreement. The parties agree that the result of any arbitration hereunder shall be final, conclusive and binding on all of the parties. Nothing in this section shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined in Exhibit B hereto). Each party hereto hereby irrevocably submits to the jurisdiction of any United States District Court of the Northern District of Ohio (Eastern Division), and an Ohio state court of competent jurisdiction sitting in Lorain County, Ohio, and agrees that such courts shall be the exclusive forum for the enforcement of any Final Determination. Each party hereto irrevocably consents to service of process by registered mail or personal service and waives any objection on the grounds of personal jurisdiction, venue or inconvenience of the forum. Each party hereto further agrees that each other party hereto may initiate litigation in any court of competent jurisdiction to execute any judicial judgment enforcing a Final Determination.


                                    * * * * *


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



                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                         LISN, INC.


                                         By:  /s/ DONALD L. SANNEMAN
                                              ----------------------------
                                         Its: Chairman
                                              ----------------------------



                                          /s/ DONALD J. VANKE
                                         ---------------------------------
                                         Donald J. Vanke

                                                                       EXHIBIT A

                                 GENERAL RELEASE


         I, Donald J. Vanke, in consideration of and subject to the performance by LISN, Inc., an Ohio corporation (together with its subsidiaries, the "Company"), of its material obligations under the Employment Agreement, dated as of May 28, 1999 (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under Paragraph 5(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Paragraph 5(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in Paragraph 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection
         Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims"). ------

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Paragraph 2 as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.


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



10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)      I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)      I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO


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



         CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.



DATE: ___________ __, ______                    ______________________________




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



                                                                       EXHIBIT B

                              ARBITRATION PROCEDURE
                              ---------------------

                  1. Notice of Claim. A party asserting a Claim (the "Claimant") shall deliver written notice to each party against whom the Claim is asserted (collectively, the "Opposing Party"), with a copy to the persons required to receive copies of notices under the Agreement (the "Additional Notice Parties"), specifying the nature of the Claim and requesting a meeting to resolve same. The Additional Notice Parties shall be given reasonable notice of and invited and permitted to attend any such meeting. If no resolution is reached within 10 business days after delivery of such notice, the Claimant or the Opposing Party may, within 45 days after giving such notice, invoke the arbitration procedure provided herein by delivering to each Opposing Party and the Additional Notice Parties a Notice of Arbitration, which shall specify the Claim as to which arbitration is sought, the nature of the Claim, the basis for the Claim, and the nature and amount of any damages or other compensation or relief sought. Each party agrees that no punitive damages may be sought or recovered in any arbitration, judicial proceeding or otherwise. Failure to file a Notice of Arbitration within 45 days shall constitute a waiver of any right to relief for the matters asserted in the notice of claim. Any Claim shall be forever barred, and no relief may be sought therefor, if written notice of such Claim is not made as provided above within one year of the date such claim accrues.

                  2. Selection of Arbitrator. Within 20 business days of receipt of the Notice of Arbitration, the Executive and the Board shall meet and attempt to agree on an arbitrator to hear and decide the Claim. If the Executive and the Board cannot agree on an arbitrator within ten business days, then they shall request the American Arbitration Association (the "AAA") to appoint an arbitrator experienced in the area of dispute who does not have an ongoing business relationship with any of the parties to the dispute. If the arbitrator selected informs the parties he cannot hear and resolve the Claim within the time-frame specified below, the Executive and the Board shall request the appointment of another arbitrator by the AAA subject to the same requirements.

                  3. Arbitration Procedure. The following procedures shall govern the conduct of any arbitration under this section. All procedural matters relating to the conduct of the arbitration other than those specified below shall be discussed among counsel for the parties and the arbitrator. Subject to any agreement of the parties, the arbitrator shall determine all procedural matters not specified herein.

                  (a) Within 30 days of the service of a Notice of Arbitration, each party shall afford the other, or its counsel, with reasonable access to documents and persons relating directly to the issues raised in the Notice of Arbitration. All documents produced and all copies thereof shall be maintained as strictly confidential, shall be used for no purpose other than the arbitration hereunder, and shall be returned to the producing party upon completion of the arbitration. There shall be no other discovery except that, if a reasonable need is shown, limited depositions may be allowed in the discretion of the arbitrator, it being the expressed intention and agreement of each party to have the arbitration proceedings conducted and resolved as expeditiously, economically and fairly as reasonably practicable, and with the maximum degree of confidentiality.

                  (b) All written communications regarding the proceeding sent to the arbitrator shall be sent simultaneously to each party or its counsel, with a copy to the Additional Notice Parties. Oral communications between any of the parties or their counsel and the arbitrator shall be conducted only when all parties or their counsel are present and participating in the conversation.

                  (c) Within 20 days of selection of the arbitrator, the Claimant shall submit to the arbitrator a copy of the Notice of Arbitration, along with a supporting memorandum and any exhibits or other documents supporting the Claim.

                  (d) Within 20 days of receipt of the Claimant's submission, the Opposing Party shall submit to the arbitrator a memorandum supporting its position and any exhibits or other supporting documents. If the Opposing Party fails to respond to any of the issues raised by the Claimant within 20 days of receipt of the Claimant's submission, then the arbitrator may find for the Claimant on any such issue and bar any subsequent consideration of the matter.

                  (e) Within 20 days of receipt of the Opposing Party's response, the Claimant may submit to the arbitrator a reply to the Opposing Party's response, or notification that no reply is forthcoming.

                  (f) Within 10 days of the latest submission as provided above, the arbitrator shall notify the parties and the Additional Notice Parties of the date of the hearing on the issues raised by the Claim. Scheduling of the hearing shall be within the sole discretion of the arbitrator, but in no event more than 30 days after the last submission by the parties, and shall take place within 50 miles of the corporate headquarters of the Company at a place selected by the arbitrator or such other place as is mutually agreed. Both parties shall be granted substantially equal time to present evidence at the hearing. The hearing shall not exceed one business day, except for good cause shown.

                  (g) Within 30 days of the conclusion of the hearing, the arbitrator shall issue a written decision to be delivered to both parties and the Additional Notice Parties (the "Final Determination"). The Final Determination shall address each issue disputed by the parties, state the arbitrator's findings and reasons therefor, and state the nature and amount of any damages, compensation or other relief awarded.

                  (h) The award rendered by the arbitrator shall be final and non-appealable and judgment may be entered upon it in accordance with applicable law in such court as has jurisdiction thereof.

                  4. Costs of Arbitration. As part of the Final Determination, the arbitrator shall determine the allocation of the costs and expenses of the arbitration, including the arbitrator's fee and both parties' attorneys' fees and expenses, based upon the extent to which each party prevailed in the arbitration. In the event that any relief which is awarded is non-monetary, then such costs and expenses shall be allocated in any manner as may be determined by the arbitrators.

                  5. Satisfaction of Award. If any party fails to pay the amount of the award, if any, assessed against it within 30 days of the delivery to such party of the Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) prime lending rate announced by Citibank N.A. plus three hundred basis points and (ii) the maximum rate permitted by applicable usury laws. In addition, such party shall promptly reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including attorneys' fees) reasonably incurred in seeking to collect such award or to enforce any Final Determination.

                  6. Confidentiality of Proceedings. The parties hereto agree that all of the arbitration proceedings provided for herein, including any notice of claim, the Notice of Arbitration, the submissions of the parties, and the Final Determination issued by the arbitrator, shall be confidential and shall not be disclosed at any time to any person other than the parties, their representatives, the arbitrator and the Additional Notice Parties; provided, however, that this provision shall not prevent the party prevailing in the arbitration from submitting the Final Determination to a court for the purpose of enforcing the award, subject to comparable confidentiality protections if the court agrees; and further provided that the foregoing shall not prohibit disclosure to the minimum extent reasonably necessary to comply with (i) applicable law (or requirement having the force of law), court order, judgment or decree, including, without limitation, disclosures which may be required pursuant to applicable securities laws, and (ii) the terms of contractual arrangements (such as financing arrangements) to which the Company or any Additional Notice Party may be subject so long as such contractual arrangements were not entered into for the primary purpose of permitting disclosure which would otherwise be prohibited hereunder.


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